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                                                                   EXHIBIT 10.15

                       SECOND AMENDMENT TO LOAN AGREEMENT

                  THIS SECOND AMENDMENT TO LOAN AGREEMENT (the "AMENDMENT"), is made effective as of April 1, 2003, by and among INFUSYSTEM, INC., a California corporation, having an address at 1551 East Lincoln Avenue, Madison Heights, Michigan 48071 ("BORROWER"), I-FLOW CORPORATION, a Delaware corporation, of 20202 Windrow Drive, Lake Forrest, California 92630 ("GUARANTOR"), and FIFTH THIRD BANK (formerly Old Kent Bank), a Michigan banking corporation ("BANK").

                                R E C I T A L S:

         A. Borrower, Guarantor and Bank are parties to a Loan Agreement dated as of March 31, 2000 (the "LOAN AGREEMENT"), providing for Bank to extend to Borrower a Revolving Line of Credit of up to $2,500,000.00 and an Equipment Line of Credit of $1,500,000.00;

         B. Borrower, Guarantor and Bank are parties to a First Amended Loan Agreement dated as of April 1, 2002 (the "FIRST AMENDED LOAN AGREEMENT"), changing the maturity date of the Revolving Line of Credit, reducing the amount of the Equipment Line of Credit to 1,000,000.00, and amending the Loan Agreement in certain other respects;

         C. Borrower and Bank wish to change the maturity date of the Revolving Line of Credit and the Equipment Line of Credit and to amend the Loan Agreement in certain other respects;

                  NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. RESTATEMENT OF WARRANTIES AND REPRESENTATIONS. Borrower and Guarantor hereby confirm to Bank that all of the warranties and representations set forth in the Loan Agreement, the First Amended Loan Agreement and in the Loan Documents, were true, accurate and complete when made, and remain true, accurate and complete as of the date of this Amendment.

         2. NO EVENTS OF DEFAULT; COMPLIANCE WITH COVENANTS. Borrower and Guarantor hereby confirm and acknowledge to Bank that no event of default has occurred under the Loan Agreement, First Amended Loan Agreement or under any Loan Document as of the date of this Amendment and that as of the date of this Amendment, Borrower and Guarantor are in compliance with all of the affirmative and negative covenants set forth in the Loan Agreement, First Amended Loan Agreement, and the Loan Documents.

         3. AMENDMENT OF LOAN AGREEMENT. The Loan Agreement is hereby amended in the following respects:

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                  3.1      Under the definition section in Section 1, the
definition of "Equipment Loan Commitment" shall be amended and restated to read as follows:

                           "EQUIPMENT LOAN COMMITMENT" means at any given time
an amount equal to the lesser of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or the aggregate principal amount outstanding on the Equipment Loan Notes plus 80% of the aggregate principal amount outstanding under any loan for equipment being financed under the Equipment Line of Credit by means of Bank Indebtedness and plus 100% of the total unpaid rent due under any equipment financed by a leasing arrangement with Bank or an Affiliate of Bank.

                  3.2 Under the definition section in Section 1, the definition of "Liabilities" shall be amended and restated to read as follows:

                           "LIABILITIES" means all liabilities that, in
accordance with GAAP, are required to be classified as liabilities on a balance sheet of Borrower other than intercompany Indebtedness owing to Guarantor.

                  3.3 Under the definition section in Section 1, the definition of "Revolving Credit Commitment" shall be amended and restated to read as follows:

                           "REVOLVING CREDIT COMMITMENT" means at any given time
an amount equal to the lesser of (i) Three Million Five Hundred Thousand Dollars ($3,500,000.00) or (ii) 80% of the lesser of Borrower's Eligible Accounts (x) less than 120 days old as reflected on Borrower's most recent Month-End Accounts Receivable Summary, or (y) the net book value of Borrower's Accounts Receivable (less any reserves for bad debts) as reflected in Borrower's financial records computed in accordance with GAAP.

                  3.4 The first sentence of Section 3.1.5 of the Loan Agreement shall be amended and restated to read as follows:

                           Unless sooner terminated under Section 8 of this
Agreement or extended by Bank in writing, the obligation of Bank to make or to renew Revolving Credit Loans shall expire on June 30, 2004.

                  3.5 Section 3 of the Loan Agreement shall be amended by the addition of Section 3.1.6 to read as follows:

                           3.1.6    Each advance under the Revolving Credit Note
shall be equal to or greater than One Hundred Thousand Dollars ($100,000.00).

                  3.6 Section 3.2.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

                           3.2.1    Subject to the satisfaction of the
conditions precedent set forth in Section 9 of this Agreement, and so long as there shall not have occurred any event of default as

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defined in Section 8 of this Agreement, or any event that with the giving of notice or lapse of time, or both, would be an event of default, Bank shall extend to Borrower loans or provide lease financing for the acquisition of new machinery and equipment (the "EQUIPMENT LOANS") in aggregate amounts not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "EQUIPMENT LOAN COMMITMENT"). If the aggregate principal amount of the Equipment Loans outstanding under the Equipment Loan Notes should at any time exceed the Equipment Loan Commitment, Borrower shall immediately repay a sufficient amount of the Equipment Loans as shall be required to eliminate the excess.

                  3.7 Section 3.2.3 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

                           3.2.3    Each advance of the Equipment Loans shall be
extended to Borrower upon the request of Borrower and shall not exceed 80% of the invoiced cost of the machinery and equipment purchased. If the Borrower elects for the Bank to provide lease financing for new machinery and equipment ("EQUIPMENT LEASE FINANCING") then each advance of the Equipment Lease Financing shall be extended to Borrower upon the request of Borrower and shall not exceed 100% of the invoiced cost of the machinery and equipment purchased.

                  3.8 Section 3.2.4 of the Loan Agreement shall be amended by the addition of a second and third sentence to read as follows:

                           Each Equipment Loan in the form of lease financing
shall have a rental amount calculated using a fixed interest rate of the greater of 5% or 275 basis points over the Bank's Cost of Funds (as defined herein). "COST OF FUNDS" means the rate of interest announced from time to time by the Bank, as its internal cost of funds determined by the Bank in the Bank's sole discretion.

                  3.9 Section 3.2.6 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

                           3.2.6    Unless sooner terminated pursuant to Section
8 of this Agreement, Bank's obligation to extend the Equipment Loans shall expire on June 30, 2004.

                  3.10 Section 3 of the Loan Agreement shall be amended by the addition of Section 3.2.8 to read as follows:

                           3.2.8    Each advance under the Equipment Loans shall
be equal to or greater than One Hundred Thousand Dollars ($100,000.00).

                  3.11 The second sentence of Section 5.2 of the Loan Agreement shall be amended and restated to read as follows:

                           The liability of Guarantor under the Guaranty shall
be limited to Three Million Five Hundred Thousand Dollars ($3,500,000.00).

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                  3.12     Section 6.1.1 of the Loan Agreement shall be amended
and restated in its entirety to read as follows:

                           6.1.1    Borrower shall furnish to Bank, within (90)
days after the end of each of its fiscal years, beginning with its fiscal year ending December 31, 2002, a management prepared financial statement prepared in accordance with GAAP containing Borrower's balance sheet as of the end of that year, its related profit and loss and reconciliation of surplus statements for that year, its statement of cash flows for that year, together with comments and financial details that are customarily included in reports of that type.

                  3.13 Section 6.1.3 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

                           6.1.3    Borrower shall furnish to Bank, within
twenty (20) days after the end of each month, beginning with the month of March, 2003, a fully completed Month End Accounts Receivable Summary, together with complete accounts receivable and accounts payable agings in forms satisfactory to Bank, and a fully completed Month End Accounts Payable Summary, the accuracy of which shall be certified by the President or Chief Financial Officer of Borrower.

                  3.14 Section 6.1.4 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

                           6.1.4    Borrower shall furnish to Bank, within
twenty (20) days after the end of each month, beginning with the month of March, 2003, a fully completed compliance report, substantially in the form attached to this Agreement as SCHEDULE 6.1.4, detailing Borrower's compliance with the Advance Formula, provided, however, that no such compliance report shall be required for any month in which outstanding Revolving Loans are equal to or less than One Million Dollars ($1,000,000.00) in aggregate principal amount.

                  3.15 Section 6.1.11 of the Loan Agreement shall be amended by the addition of a second sentence to read as follows:

                           Borrower shall furnish to Bank, within forty-five
(45) days after the end of each quarter, a fully completed Covenant Compliance Certificate substantially in the form attached to the Agreement as SCHEDULE 6.1.11/6.1.12, detailing Borrower's compliance with the required Debt Service Ratio.

                  3.16 Section 6.1.12 of the Loan Agreement shall be amended by the addition of a second sentence to read as follows:

                           Borrower shall furnish to Bank, within forty-five
(45) days after the end of each quarter, a fully completed Covenant Compliance Certificate substantially in the form attached to the Agreement as SCHEDULE 6.1.11/6.1.12, detailing Borrower's compliance with the required ratio of total Liabilities to Tangible Net Worth.

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                  3.17     Section 6.2.1 of the Loan Agreement shall be amended
and restated in its entirety to read as follows:

                           6.2.1    Guarantor shall furnish to Bank, within one
hundred and twenty (120) days after the end of each of its fiscal years, beginning with its fiscal year ending December 31, 2002, an audited financial report (on a consolidating basis) prepared in accordance with GAAP by independent certified public accountants satisfactory to Bank, containing Guarantor's balance sheet as of the end of that year, its related profit and loss and reconciliation of surplus statements for that year, its statement of cash flows for that year, together with (i) any comments and financial details that are customarily included in reports of that type and (ii) the unqualified opinion of the certified public accountants as to the fairness of the statements contained in the report.

         4. CONSENT OF GUARANTOR. As a condition of the effectiveness of this Amendment, Borrower shall cause I-Flow Corporation to consent to this Amendment and to consent to the Amended and Restated Guaranty and to agree that its Guaranty, dated as of March 31, 2000 and the Amended and Restated Guaranty of even date herein, shall remain in full force and effect.

         5. OTHER PROVISIONS NOT AFFECTED. Except as hereby amended, no other provisions of the Loan Agreement and the First Amended Loan Agreement shall be amended and all provisions of the Loan Agreement and the First Amended Loan Agreement shall hereafter remain in full force and effect.

         6. DEFINITIONS. Capitalized terms used in this Amendment that are not defined in this Amendment shall have the same meanings as provided in the Loan Agreement.

                  IN WITNESS WHEREOF, the parties have signed and delivered this Amendment on the date first written above.

                            INFUSYSTEM, INC.

                            By _______________________________________
                               Steve Watkins, President

                            I-FLOW CORPORATION

                            By _________________________________________
                               James R. Talevich

                            FIFTH THIRD BANK

                            By _______________________________________
                               John M. Bebb, Vice President

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                             SCHEDULE 6.1.11/6.1.12

                         COVENANT COMPLIANCE CERTIFICATE
                               (due each quarter)

To:               Fifth Third Bank
                  1000 Town Center, Suite 1500
                  Southfield, Michigan 48075
                  Mail Drop: #JTWN5G
                  Attn: John M. Bebb, Vice President

                  Infusystem, Inc. ("COMPANY") files this Compliance Certificate with the Bank for the quarter ending ____________, 200__ and Company certifies to Bank as follows:

                  1. As of ___________, 200__, the Debt Service Ratio of the Company is not less than 1.75 to 1.

                  2.       As of ___________, 200__, the ratio of total
Liabilities to Tangible Net Worth of the Company is not more than 2.0 to 1.

                  The officer of the Company signing below certifies to the Bank that the officer is familiar with the provisions of the Loan Agreement and that the statements contained in this Covenant Compliance Certificate are true and correct to the best of the officer's knowledge.

Dated: _______________, 200____         INFUSYSTEM, INC.

                                        By_____________________________________

                                        Its____________________________________

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